CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to the  incorporation  by  reference  in  this  Post-Effective
Amendment  No.  10 to  Registration  Statement  No.  333-108093  of  Oppenheimer
Principal  Protected  Trust  II,  with  respect  to  the  Oppenheimer  Principal
Protected  Main Street Fund II, on Form N-1A, of our reports dated  February 29,
2008,  relating to the consolidated  financial  statements of Merrill Lynch Bank
USA for the year ended December 28, 2007 (which report  expresses an unqualified
opinion  and  includes  an  explanatory   paragraph  regarding  the  changes  in
accounting  methods in 2007  relating to the  adoption of Statement of Financial
Accounting  Standards No. 157, "Fair Value Measurement,"  Statement of Financial
Accounting  Standards No. 159,  "The Fair Value Option for Financial  Assets and
Financial  Liabilities - Including an amendment of FASB  Statement No. 115," and
FASB  Interpretation  No. 48,  "Accounting  for  Uncertainty in Income Taxes, an
Interpretation of FASB Statement No. 109," and in 2006 for share-based  payments to conform to  Statement  of  Financial  Accounting  Standards  No. 123 (revised
2004),  "Share-Based  Payment"),  management's  report on the  effectiveness  of internal  control over financial  reporting and to the reference to us under the heading  "Independent  Registered  Public  Accounting  Firm" in the Statement of
Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah
May 16, 2008